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                                                                    EXHIBIT 99.3

                             DIGITAL ISLAND, INC.

                       STOCK OPTION ASSUMPTION AGREEMENT

             SoftAware, Inc. 1999 Stock Option/Stock Issuance Plan

Optionee: ______________________

          STOCK OPTION ASSUMPTION AGREEMENT effective as of the ___ day of October, 2000.

          WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of SoftAware Inc., a California corporation ("SoftAware"), which were granted to Optionee under the 1999 Stock Option/Stock Issuance Plan (the "Plan").

          WHEREAS, each of those options is evidenced by a Stock Option Agreement (the "Option Agreement") issued to Optionee under the applicable Plan.

          WHEREAS, SoftAware has been acquired by Digital Island, Inc., a Delaware corporation ("Digital Island") through the merger of SoftAware with a wholly-owned subsidiary of Digital Island (the "Merger") pursuant to the Agreement and Plan of Reorganization, by and between Digital Island and SoftAware, dated July 17, 2000 (the "Merger Agreement").

          WHEREAS, the provisions of the Merger Agreement require the obligations of SoftAware under each outstanding option under the Plan to be assumed by Digital Island at the consummation of the Merger and the holder of each outstanding option to be issued an agreement evidencing the assumption of such option.

          WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is 0.3692 of a share of Digital Island common stock ("Digital Island Stock") for each outstanding share of SoftAware common stock ("SoftAware Stock").

          WHEREAS, the purpose of this Agreement is to evidence the assumption by Digital Island of the outstanding options held by Optionee at the time of the consummation of the Merger (the "Effective Time") and to reflect certain adjustments to those options which have become necessary in connection with their assumption by Digital Island in the Merger.

          NOW, THEREFORE, it is hereby agreed as follows:


          1. The number of shares of SoftAware Stock subject to the options held by Optionee immediately prior to the Effective Time (the "SoftAware Options") and the exercise price payable per share are set forth below. Digital Island hereby assumes, as of the Effective Time, all the duties and obligations of SoftAware under each of the SoftAware Options. In connection with such assumption, the number of shares of Digital Island Stock purchasable under
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each SoftAware Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of Digital Island Stock subject to each SoftAware Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of Digital Island Stock under the assumed SoftAware Option shall also be as indicated for that option below.

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       SOFTAWARE STOCK OPTIONS            DIGITAL ISLAND ASSUMED OPTIONS
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 # of Shares of                           # of Shares
   SoftAware        Exercise Price     of Digital Island    Adjusted Exercise
  Common Stock         per Share          Common Stock       Price per Share
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                          $                                         $
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          2.   The intent of the foregoing adjustments to each assumed SoftAware
Option is to assure that the spread between the aggregate fair market value of the shares of Digital Island Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will not, immediately after the consummation of the Merger, be greater than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the SoftAware Stock subject to the SoftAware Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the SoftAware Option immediately prior to the Merger.

          3. Each SoftAware Option shall continue to have a maximum term of ten (10) years from the date of grant, subject to earlier termination (as provided in the applicable Option Agreement) following Optionee's cessation of service or employment.

          4. The following provisions shall govern each SoftAware Option hereby assumed by Digital Island:

                    (a) Unless the context otherwise requires, all references in each Option Agreement and the Plan (to the extent incorporated into such Option Agreement) shall be adjusted as follows: (i) all references to the "Company" shall mean Digital Island, (ii) all references to "Stock," "Common Stock" or "Shares" shall mean shares of Digital Island Stock, (iii) all references to the "Board" shall mean the Board of Directors of Digital Island and (iv) all references to the "Committee" shall mean the Compensation Committee of the Digital Island Board of Directors.

                    (b) Except as modified by this Agreement, the grant date and the expiration date of each assumed SoftAware Option and all other provisions which govern either the exercise or the termination of the assumed SoftAware Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the applicable Plan and the Option Agreement shall accordingly govern and control Optionee's rights under this Agreement to purchase Digital Island Stock under the assumed SoftAware Option.

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                    (c)  Each SoftAware Option assumed by Digital Island which was originally designated as an Incentive Stock Option under the federal tax laws shall retain such Incentive Stock Option status to the maximum extent allowed by law.

                    (d) Each SoftAware Option hereby assumed by Digital Island shall continue to vest and become exercisable in accordance with the same installment vesting schedule in effect for that option under the applicable Option Agreement immediately prior to the Effective Time; except, that the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

                    (e) For purposes of applying any and all provisions of the Option Agreement and the Plan relating to Optionee's status as an employee or a consultant of SoftAware, Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee or a consultant to Digital Island or any present or future majority-owned Digital Island subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed SoftAware Options upon Optionee's cessation of service as an employee or a consultant of SoftAware shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with Digital Island and its subsidiaries, and each assumed SoftAware Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, following such cessation of employee or consultant status.

                    (f) The adjusted exercise price payable for the Digital Island Stock subject to each assumed SoftAware Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of Digital Island Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as SoftAware Stock prior to the Merger shall be taken into account.

                    (g) In order to exercise each assumed SoftAware Option, Optionee must deliver to Digital Island a written notice of exercise in which the number of shares of Digital Island Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of Digital Island Stock and should be delivered to Digital Island at the following address:

                    Digital Island, Inc.
                    45 Fremont Street, 12th Floor
                    San Francisco, CA 94105
                    Attention: Paula Lawrence

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          5.   Except to the extent specifically modified by this Stock Option
Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

          IN WITNESS WHEREOF, Digital Island, Inc. has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 5th day of October, 2000.



                                              DIGITAL ISLAND, INC.


                                              By: ______________________________
                                                  Name, Title



                                ACKNOWLEDGMENT


          The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her SoftAware Options hereby assumed by Digital Island are as set forth in the Option Agreement, the Plan and such Stock Option Assumption Agreement.


                                      __________________________________________
                                      OPTIONEE


DATED: ________________, 2000

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